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                            INDEMNIFICATION AGREEMENT


                  INDEMNIFICATION AGREEMENT (this "Agreement"), dated as of [_____], 1996,* by and between HARRY ACKER, an individual residing at 61 Bay Colony Drive, Fort Lauderdale, Florida (the "Indemnitor"), and SLEEPY'S, INC., a New York corporation (the "Company" or the "Indemnitee").

                                  R E C I T A L S

                  WHEREAS, the Indemnitee proposes to sell in a public offering (the "Public Offering") up to 1,581,250 shares of its common stock, par value $0.01 per share (the "Common Stock"), and has engaged Gerard Klauer Mattison & Co., LLC (the "Representative") as underwriter to effect the Public Offering pursuant to an Underwriting Agreement dated as of [_____], 1996, among the Indemnitee, the Indemnitor and the Representative (the "Underwriting Agreement");

                  WHEREAS, prior to the closing of the Public Offering, the Indemnitee will be wholly-owned by the Indemnitor;

                  WHEREAS, prior to the date hereof, Sid Patterson (the "Plaintiff") filed lawsuits against the Indemnitee, the Indemnitor and another individual, purportedly in the right of the Company, in the Supreme Court of the State of New York, New York County, styled Sid Patterson v. M.J.R. Bedding Co., Inc., Bedding Discount Centers, Inc., Harold Acker and Jack Brown, Index No. 576/89 (the "M.J.R. Action") and Sid Patterson v. Hapat Bedding Corp., Bedding Discount


- ----------
* The date of the Underwriting Agreement.



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                                                                               2


Centers, Inc., Harold Acker and Jack Brown, Index No. 8513/88 (the "Hapat Action" and together with the M.J.R. Action, the "Actions");

                  WHEREAS, the Underwriting Agreement sets forth as a condition precedent to the Representative's obligations thereunder that the Indemnitor shall have entered into this Agreement to indemnify the Indemnitee against certain obligations arising from the Actions, and any other action, including appeals arising from the Actions, that hereafter may be brought against the Indemnitee or the Indemnitor in respect of any of the matters relating to such Actions ("Additional Actions", and together with the Actions, the "Claims"), on the terms hereinafter set forth; and

                  WHEREAS, the Underwriting Agreement also sets forth as a condition precedent to the Representative's obligations thereunder that, concurrently with the execution of this Agreement and to secure the obligations of the Indemnitor set forth in this Agreement, the Indemnitor shall have entered into an escrow agreement in form acceptable to the Indemnitee and the Representative (the "Escrow Agreement") and, pursuant thereto, shall deliver on the date of the closing of the Public Offering to a financial institution mutually acceptable to the Indemnitor, the Indemnitee and the Representative a certified or official bank check, or cash by wire transfer of immediately available funds, in the amount of $1,000,000.00 and an additional $500,000.00 in cash or Common Stock (valued at the initial offering price per share) owned by the Indemnitee, such amount to be held in an escrow account in accordance with the terms of the Escrow Agreement.



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                                                                               3




                  NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                  1.      Indemnification Obligation.

                  The Indemnitor hereby agrees to indemnify, defend and hold harmless the Indemnitee and its successors and assigns from and against all losses, claims, costs, liabilities, damages and expenses (including, without limitation, any and all investigative, legal, expert witness, accounting and other fees and disbursements incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding between the Indemnitee and the Indemnitor or between the Indemnitee and any third party, or otherwise) (each, a "Loss") incurred by or imposed upon the Indemnitee based on, arising out of or otherwise in respect of the Claims; provided, however, that the Indemnitor shall not be obligated to pay any amounts hereunder until the aggregate amount of Losses (including legal fees and disbursements) exceeds $300,000.00 (the "Basket Amount"), whereupon the Indemnitor shall be obligated to pay in full all such amounts for such indemnification in excess of the Basket Amount. Any Loss indemnifiable hereunder shall be reimbursed by the Indemnitor promptly as it is incurred. The Indemnitor shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees, disbursements and other charges of more than one separate firm of attorneys admitted to practice in such jurisdiction at any one time for the Indemnitee.




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                                                                               4



                  2. Defense of Claims.

                  The Indemnitee hereby agrees to assume the defense of the Claims. The Indemnitee shall have the right to settle the Claims without the consent of Indemnitor; provided, however, that Indemnitee shall be required to obtain such consent (which consent shall not be unreasonably withheld) if the amount of the proposed settlement exceeds $300,000. The Indemnitor shall notify the Indemnitee of any Additional Actions promptly upon receiving notice of the same, and shall forward promptly to the Indemnitee any correspondence or documents relating to such Additional Action. The Indemnitor has the right to employ his own counsel, in addition to counsel employed by the Indemnitee, in any defense of the Claims, but the fees, expenses and other charges of such counsel will be at the expense of the Indemnitor.

                  3. Consent to Jurisdiction and Service of Process.

                  Any legal action, suit or proceeding arising out of or relating to this Agreement may be instituted in any Federal court in the Southern District of New York or any state court located in New York County, State of New York, and each party agrees not to assert, by way of motion, as a defense or otherwise, in any such action, suit or proceeding, any claim that it is not subject personally to the jurisdiction of such court, that the action, suit or proceeding is brought in an inconvenient forum, that the venue of the action, suit or proceeding is improper or that this Agreement or the subject matter hereof may not be enforced in or by such court. Each party further irrevocably submits to the jurisdiction of such court in any





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                                                                               5


such action, suit or proceeding. Any and all service of process and any other notice in any such action, suit or proceeding shall be effective against any party if given personally or by registered or certified mail, return receipt requested, or by any other means of mail that requires a signed receipt, postage prepaid, mailed to such party as herein provided. Nothing herein contained shall be deemed to affect the right of any party to serve process in any manner permitted by law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction.

                  4. Notices.

                  Any notice or other communication required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission or, if mailed, five days after the date of deposit in the United States mails, as follows:

                            i)   if to the Indemnitee, to:

                                    Sleepy's, Inc.
                                    175 Central Avenue South
                                    Bethpage, New York 11714

                                    Attention: President
                                    Telephone: (516) 844-8800
                                    Facsimile: (516) 844-8896





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                                                                               6



                                    with a copy to:

                                    Parker Chapin Flattau & Klimpl, LLP
                                    1211 Avenue of the Americas
                                    New York, New York 10036

                                    Attention: Gary J. Simon, Esq.
                                    Telephone: (212) 704-6000
                                    Facsimile: (212) 704-6288



                            ii)   if to the Indemnitor, to:

                                    Mr. Harry Acker
                                    c/o Sleepy's, Inc.
                                    175 Central Avenue South
                                    Bethpage, New York

                                    Telephone: (516) 844-8800
                                    Facsimile: (516) 844-8845

                                    With a copy to:


Any party may by notice given in accordance with this Section to the other parties designate another address or person for receipt of notices hereunder.

                  Copies of any such notices shall also be given to the Representative as follows:

                                    Gerard Klauer Mattison & Co., LLC
                                    529 Fifth Avenue
                                    New York, New York 10017

                                    Attention:  Dominic A. Petito
                                    Telephone: (212) 885-4100
                                    Facsimile:  (212) 338-8991

                                    With a copy to:

                                    Paul, Weiss, Rifkind, Wharton & Garrison
                                    1285 Avenue of the Americas
                                    New York, New York  10019-6064





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                                                                               7



                                    Attention:  Mitchell S. Fishman, Esq.
                                    Telephone: (212) 373-3000
                                    Facsimile:  (212) 757-3990




                  5. Entire Agreement.

                  This Agreement and the Escrow Agreement contain the entire agreement among the parties with respect to the matters described herein and supersede all prior agreements, written or oral, with respect thereto.

                  6. Waivers and Amendments.

                  This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Indemnitor and the Indemnitee or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

                  7. Governing Law.

                  THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.




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                                                                               8


                  8. Binding Effect; Assignment.

                  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. This Agreement is not assignable except by operation of law, and any purported assignment in violation hereof shall be null and void.

                  9. Counterparts.

                  This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                  10. No Admission.

                  It is understood and agreed that this Indemnification Agreement is being executed and delivered because of the existence of the Actions and the allegations made therein, and that this Agreement does not constitute an admission by





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                                                                               9



any party hereto that the Actions, or any part thereof, are valid, or that any liability exists on the part of any party hereto to the Plaintiff or any other party.

                  IN WITNESS WHEREOF, the parties hereto have caused this agreement to be executed as the day and year first above written.


                                       INDEMNITOR:



                                            ____________________________________
                                            Harry Acker



                                   INDEMNITEE:



                                            SLEEPY'S, INC.


                                            By:  _______________________________
                                                 Name:
                                                 Title:

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